CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements listed below of Gehl Company of our report dated February 20, 2004 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

1.	Registration Statement on Form S-8 (Registration No. 333-02195)

2.	Registration Statement on Form S-8 (Registration No. 333-04017)

3.	Registration Statement on Form S-8 (Registration No. 333-36102)

/s/ Pricewaterhouse Coopers LLP

PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
March 4, 2004